EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-80505 on Form S-8 of our report dated March 8, 2005, relating to the consolidated financial statements of P.A.M. Transportation Services, Inc. and Subsidiaries as of December 31, 2004, and for the years ended December 31, 2004 and 2003, appearing in this Annual Report on Form 10-K of P.A.M. Transportation Services, Inc. and Subsidiaries for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Little Rock, Arkansas
March 1, 2006